UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 GOLDRANGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-3219714
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 400-136, 114 West Magnolia Street, Bellingham, WA 98225 Telephone: 360.392.2830
(Address and telephone number of registrant's principal executive offices)

Inc. Plan of Nevada 613 Saddle River Court, Henderson, Nevada 89015 Telephone: 1-800-462-4633

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP

Bernard Pinsky, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,050,000	$0.20(2)	$410,000	$43.87
Common Stock to be offered for resale by selling stockholders upon exercise of warrants	2,050,000	$0.20(2)	$410,000	$43.87
Total			$820,000	$87.74

(1)     An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)      Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

_____, 2006

GOLDRANGE RESOURCES, INC.

A NEVADA CORPORATION

4,100,000 SHARES OF COMMON STOCK OF GOLDRANGE RESOURCES, INC.

_________________________________

The prospectus relates to the resale to the public by certain selling stockholders of Goldrange Resources, Inc. of up to 4,100,000 shares of our common stock. There is currently no market for the securities being offered and no national securities exchange or the Nasdaq Stock Market lists the securities being offered.

We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will, however, receive proceeds upon exercise of the share purchase warrants and these proceeds will be used for general working capital purposes. We will pay for expenses of this offering.

The selling security holders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 8 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2006.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE NUMBER
PROSPECTUS SUMMARY	7
RISK FACTORS	9
RISK RELATED TO THIS OFFERING	9
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.	9
RISKS RELATED TO OUR BUSINESS	9
Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.	9
Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.	10
Because our Gold Creek property is without known mineral reserves and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.	10
Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.	11
The potential profitability of mineral ventures depends upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.	11
Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.	11
As we face intense competition in the mineral exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.	12
RISKS ASSOCIATED WITH OUR COMPANY	12
We have a history of losses, which raises substantial doubt about our ability to continue as a going concern.	12
Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.	12
Because we may never earn revenues from our operations, our business may fail.	13
We have a limited operating history and if we are not successful in operating our business, then we may have to cease our business operations and investors may lose all of their investment in our company.	13
Because Steve Bajic, our president, secretary, treasurer and director, is located in non-U.S. jurisdictions, you may have no effective recourse against him for misconduct and may not be able to enforce judgement and civil liabilities against him.	13
Our directors and officers are employed elsewhere and their time and efforts will not be devoted to our company full-time.	13
RISKS ASSOCIATED WITH OUR COMMON STOCK	13
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.	13
We do not intend to pay dividends on any investment in the shares of stock of our company.	14
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.	14

FORWARD-LOOKING STATEMENTS	15
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	15
THE OFFERING	16
DETERMINATION OF OFFERING PRICE	16
USE OF PROCEEDS	17
DIVIDEND POLICY	17
SELLING STOCKHOLDERS	17
PLAN OF DISTRIBUTION	20
TRANSFER AGENT AND REGISTRAR	22
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DESCRIPTION OF SECURITIES	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
INTEREST OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	30
DESCRIPTION OF PROPERTY	30
DESCRIPTION OF BUSINESS	31
MANAGEMENT'S DISCUSSION AND ANALYSIS	39
PLAN OF OPERATION	40
APPLICATION OF CRITICAL ACCOUNTING POLICIES	44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	44
EXECUTIVE COMPENSATION	46
REPORTS TO SECURITY HOLDERS	48
WHERE YOU CAN FIND MORE INFORMATION	49
FINANCIAL STATEMENTS	49

As used in this prospectus, the terms “we”, “us”, “our”, and “Goldrange” mean Goldrange Resources, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are an exploration stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues until late 2006. We have minimal assets and have incurred losses since inception.

Our Business

We were incorporated in the State of Nevada on November 29, 2004. Since inception, we have been engaged in the business of exploration and exploitation of mineral properties. Since February 15, 2005 we have been engaged in the business of exploration and exploitation of minerals exclusively in relation to our rights on property called the Gold Creek property.

Our principal executive offices are located at Suite 400-136, 114 West Magnolia Street, Bellingham, WA 98225. Our telephone number is 360.392.2830. We do not have any subsidiaries. The address of our resident agent in Nevada is Inc. Plan of Nevada, located at 613 Saddle Rider Court, Henderson, Nevada 89015.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended June 30, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

The selling stockholders named in this prospectus are offering for resale up to 4,100,000 shares of our common stock to the public by means of this prospectus. The shares being offered under this prospectus are comprised of up to 2,050,000 shares of common stock (the "Shares") that were issued to the selling shareholders in private placement transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933; and up to 2,050,000 shares of common stock (the "Warrant Shares") which may be issued to the selling shareholders upon the exercise of certain share purchase warrants (the "Warrants") issued in connection with the private placements.

The selling stockholders named in this prospectus purchased 2,050,000 units in the private placement. Each unit consisted of one (1) share of our common stock and two (2) common stock purchase warrants. Half of the warrants expired on March 31, 2006.

All of the stock owned by the selling stockholders will be registered by the registration statement of which this prospectus is a part. The selling stockholders may sell some or all of their shares immediately after they are registered. However, the selling stockholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling stockholders may from time to time sell their shares, at the registered price of $0.20, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this registration statement. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize.

Number of Shares Outstanding

There were 8,050,000 shares of our common stock issued and outstanding as at May 2, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. However, we did receive $102,500 from the sale of the units and we may receive up to $410,000 if the selling stockholders exercise all of the outstanding common stock purchase warrants. The 2,050,000 warrants have an exercise price of $0.20, with an expiry date of March 31, 2007. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our unaudited financial statements from November 29, 2004 (date of inception) to December 31, 2005, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management's Discussion and Analysis” beginning on page 38 of this prospectus.

From November 29, 2004 (Date of Inception) to December 31, 2005
Revenue	$0.00
Net Income (Loss) for the Period	($59,504)

As at December 31, 2005
Working Capital	$48,996
Total Assets	$54,306
Total Number of Issued Shares of Common Stock	8,050,000
Weighted Average Shares Outstanding	8,050,000
Total Stockholders' Equity	$48,996

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

1.            Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the selling stockholders may be reselling up to 50.6% of the issued and outstanding shares of our common stock. At that time, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

RISKS RELATED TO OUR BUSINESS

2.            Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

3.            Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.

We plan to continue exploration on our Gold Creek property. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property. Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

4.            Because our Gold Creek property is without known mineral reserves and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.

Our securities must be considered highly speculative, generally because of the nature of our business and our early stage of exploration. Our Gold Creek property is in the exploration stage only and is without known deposits of minerals. Accordingly, we have not generated material revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and exploiting mineral reserves or selling the rights to exploit those mineral reserves. The likelihood of our Gold Creek property containing valuable and commercially exploitable minerals is extremely remote. In all probability, our Gold Creek property does not contain any reserves and any funds that we spend on exploration will be lost. We may never discover mineral resources in our Gold Creek property or any other area, or we may do so and still not be commercially successful if we are unable to exploit those resources profitably or earn revenues from selling the rights to exploit any mineral resources we discover. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in our company.

5.            Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

6.            The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

7.            Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

8.            As we face intense competition in the mineral exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

Our Gold Creek property is in the Kamloops area of British Columbia, Canada, and our competition there includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in the Kamloops area in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

RISKS ASSOCIATED WITH OUR COMPANY

9.            We have a history of losses and have a deficit, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until we are in commercial deployment. Our net loss from inception (November 29, 2004) to December 31, 2005 was $59,504. We had cash in the amount of $54,186 as of December 31, 2005. We currently do not have any operations and we have no income. We estimate our average monthly operating expenses to be approximately $14,000 each month. We cannot provide assurances that we will be able to successfully explore and develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated August 19, 2005, except Note 1, which was revised December 22, 2005. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

10.          Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our mineral claims are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

11.	Because we may never earn revenues from our operations, our business may fail.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

12.          We have a limited operating history and if we are not successful in operating our business, then investors may lose all of their investment in our company.

We have no history of revenues from operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

13.          Because Steve Bajic, our President, Secretary, Treasurer and one of our directors, lives outside of the United States, you may have no effective recourse against him for misconduct and may not be able to enforce judgement and civil liabilities against him.

Steve Bajic, our President, Secretary, Treasurer and a director of our company is a national and a resident of Canada, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against him, or obtain judgments against him outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

14.          Our directors and officers are employed elsewhere and their time and efforts will not be devoted to our company full-time.

Our directors and officers are employed in other positions with other companies. They will manage our company on a part-time basis. Because of this fact, the management of our company may suffer and our company could under-perform or fail.

RISKS ASSOCIATED WITH OUR COMMON STOCK

15.          There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or a listing service or stock exchange, if traded, that a public market will materialize. Further, the Over-the-Counter Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

16.          We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

17.          Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 9 to 14, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street N.E.

Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

The prospectus relates to the resale by certain selling stockholders of Goldrange Resources, Inc. of up to 4,100,000 shares of our common stock in connection with the resale of:

- up to 2,050,000 shares of our common stock issued in a private placement on March 31, 2005; and

- up to 2,050,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on March 31, 2005.

Following the effective date of this registration statement, the selling stockholders may sell their shares of our common stock at $0.20 per share by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals. Following the quotation of our shares on the Over-the-Counter Bulletin Board, or our common stock being listed for trading or quotation on any public market, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a price of $0.20 per share until shares of our common stock are quoted on the Over-the-Counter Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.20 per share has been set at the highest exercise price of our outstanding common share purchase warrants and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The exercise prices of our common share purchase warrants bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered by management in determining the exercise prices of our common share purchase warrants were:

- the proceeds to be raised by the warrants

- the amount of capital to be contributed by the selling stockholders in proportion to the amount of stock to be retained by our existing stockholders

- our relative cash requirements

- the price we believe the selling stockholders were willing to pay for our stock.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. However, we may receive proceeds of up to $410,000 upon the exercise of the share purchase warrants. The warrants have an exercise price of $0.20, with an expiry date of March 31, 2007. If the share purchase warrants are exercised, then over the next 12 months we will use the proceeds to pay employee salaries and consulting fees, make payments under the letter agreement with Navasota Resources and pay for expenses related to our exploration program on the Gold Creek properties.

We will incur all costs associated with this registration statement and prospectus.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our board of directors.

To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling stockholders may offer all or only some portion of the 4,100,000 shares of common stock to be registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of May 2, 2006 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled “Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding” represent an estimate of the number of shares of common stock that will be held by the selling stockholders after the offering. To arrive at this estimate, we have assumed that the selling stockholders will sell all of the shares to be registered pursuant to this offering.

Other than the relationships described in the table and footnotes, none of the selling stockholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Stockholder and Position, Office or Material Relationship with Goldrange Resources, Inc.	Common Shares owned by the Selling Stockholder (1)	Number of Shares Issuable Upon Exercise of all Share Purchase Warrants	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(16)
				# of Shares(17)	% of Class(17)
Axxia Management & Consulting Ltd.(2)	80,000	40,000	80,000	0	0
538796 BC Ltd.(3)	320,000	160,000	320,000	0	0
Violette Baillargeon	28,000	14,000	28,000	0	0
Ante Bajic, Jr.(4)	200,000	100,000	200,000	0	0
Ante Bajic, Sr.(5)	100,000	50,000	100,000	0	0
Jennifer Bajic(6)	200,000	100,000	200,000	0	0
Kata Bajic(7)	100,000	50,000	100,000	0	0
Marija Bajic(8)	20,000	10,000	20,000	0	0
Marko Bajic(9)	200,000	100,000	200,000	0	0
Martin Bajic(10)	320,000	160,000	320,000	0	0
Mira Bajic(11)	20,000	10,000	20,000	0	0
Mirko Bajic(12)	300,000	150,000	300,000	0	0
Tom Bajic(13)	160,000	80,000	160,000	0	0
Arthur Baran	20,000	10,000	20,000	0	0
Bruno Barde	20,000	10,000	20,000	0	0
Johnny Bevacqua	20,000	10,000	20,000	0	0
Marija Buljan	80,000	40,000	80,000	0	0
Mark Burchak	20,000	10,000	20,000	0	0
Tigera Caignon	312,000	156,000	312,000	0	0
Alan Charlton	40,000	20,000	40,000	0	0
Rick Chehil	200,000	100,000	200,000	0	0
Carla Dahlen	20,000	10,000	20,000	0	0
Michelle DeLeon	20,000	10,000	20,000	0	0
Tim Fernback	40,000	20,000	40,000	0	0
Chris Gervais	20,000	10,000	20,000	0	0

James T. Gillis	20,000	10,000	20,000	0	0
Marni Gillis	20,000	10,000	20,000	0	0
Bill Hubbard	20,000	10,000	20,000	0	0
Jaishrey Kartha	20,000	10,000	20,000	0	0
Daniel Matwick	80,000	40,000	80,000	0	0
Dan McFarland(14)	20,000	10,000	20,000	0	0
Rozana McFarland(15)	40,000	20,000	40,000	0	0
Paul Proznick	100,000	50,000	100,000	0	0
Laura Robinson	20,000	10,000	20,000	0	0
Denny Roman	120,000	60,000	120,000	0	0
Mark Suyama	40,000	20,000	40,000	0	0
Elizabeth Torry	20,000	10,000	20,000	0	0
Brigita Traversa	340,000	170,000	340,000	0	0
Joe Traversa	360,000	180,000	360,000	0	0
Laurence Waidmann	20,000	10,000	20,000	0	0

(1)            Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)            Piero Ferronato, a director of Axxia Management & Consulting Ltd., exercises dispositive and voting power with respect to the shares of common stock that Axxia Management & Consulting Ltd. owns or may acquire on exercise of the share purchase warrants.

(3)            Gino Ferronato, a director of 538796 BC Ltd., exercises dispositive and voting power with respect to the shares of common stock that 538796 BC Ltd. owns or may acquire on exercise of the share purchase warrants.

(4)	Ante Bajic, Jr. is a cousin of Steve Bajic.
(5)	Ante Bajic, Sr. is an uncle of Steve Bajic.
(6)	Jennifer Bajic is the wife of Ante Bajic, Jr., a cousin of Steve Bajic.
(7)	Kata Bajic is an aunt of Steve Bajic.
(8)	Marija Bajic is the mother of Steve Bajic.
(9)	Marko Bajic is a cousin of Steve Bajic.
(10)	Martin Bajic is a cousin of Steve Bajic.
(11)	Mira Bajic is the sister of Steve Bajic.

(12)	Mirko Bajic is the father of Steve Bajic.
(13)	Tom Bajic is a cousin of Steve Bajic.
(14)	Dan McFarland is the brother-in-law of Steve Bajic.
(15)	Rozana McFarland is the sister of Steve Bajic.
(16)	Based on 8,050,000 shares outstanding as of May 2, 2006.

(17)               To arrive at these estimates, we have assumed that the selling stockholders will sell all of the shares to be registered pursuant to this offering.

PLAN OF DISTRIBUTION

All of the stock owned by the selling stockholders will be registered by the registration statement of which this prospectus is a part. The selling stockholders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. However, the selling stockholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling stockholders may from time to time sell their shares, at the registered price of $0.20, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

After our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling security holders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*     transactions involving cross or block trades on any securities or market where our common stock is trading,

*     purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*    in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*     through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

If necessary due to a transfer of shares from the persons listed in this registration statement as selling stockholders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $44,000.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5. We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company, of 50 West Liberty Street, Suite 880, Reno, NV 85901, telephone: 775.322.0626.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Steve Bajic	President, Secretary, Treasurer and Director	35	President, Secretary, Treasurer and Director since November 29, 2004
John Hiner	Director	57	Director since November 29, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Steve Bajic, President, Secretary, Treasurer and Director

On November 29, 2004, Mr. Bajic was appointed as our president, secretary, treasurer and a director of our company.

Education

Mr. Bajic obtained a financial management diploma majoring in finance from the British Columbia Institute of Technology in 1994.

Current Positions

Mr. Bajic currently spends approximately 20 hours per week providing services to our company, which represents approximately one-third of his working hours. He spends the remainder of his working hours working as a director and officer of the following four other companies:

1. Upstream Biosciences Inc., which is listed on the OTC BB under the trading symbol “UPBS”,

2. Cassidy Gold Corp. which is listed on the TSX Venture Exchange under the trading symbol “CDY”

3. Pan American Gold Corporation, an OTC BB company with the trading symbol “PNAMF” and,

4. LF Ventures Inc., a private company.

Since March 2006 to the present, Mr. Bajic has been President and Director of Pan American Gold Corporation, an OTC BB company.

Upstream Biosciences Inc. was formerly known as Integrated Brand Solutions Inc.Mr. Bajic is and has been a director and secretary of Integrated Brand Solutions Inc., since May 2004. Integrated Brand Solutions Inc. is a marketing and branding public company. Mr. Bajic does the book-keeping for the company and assists the auditors in quarterly and annual statement preparation. He is now also president and treasurer of Integrated Brand Solutions Inc. and was appointed to this position in May 2005.

Mr. Bajic is vice-president of investor relations of Cassidy Gold Corp., a TSX Venture-listed resource exploration company. He has held this position since October 1999.

Mr. Bajic is president of LF Ventures Inc., a private company which offers financial and business services to public and private companies. He has held this position since 1996.

Past Experience

From 1993 to 1994 Mr. Bajic worked as an investment broker with Georgia Pacific Securities Corp. Then, from 1994 to 1997, he was the vice-president of Corporation X Inc., a marketing and investor relations firm where he worked with numerous public and private companies in the areas of corporate finance, strategic planning and investor relations. From 1996 to 1998, he was vice-president of corporate communications of Getchell Resources Inc., a public resource exploration company based in Kamloops, British Columbia. Getchell is listed on the TSX – Venture Exchange.

Mr. Bajic was, but is no longer, president, chief executive officer, director and responsible for the book-keeping for the following four public companies during the dates indicated:

1) Duke Capital Corp., (from June 1999 to October 2002), which acquired CCC Internet Solutions Inc., now called Armada Data Corp. and is listed on the TSX Venture Exchange;

2) New Xavier Capital Corp., (from March 2000 to August 2001), which acquired RET Internet Services Inc., now called Terra Ventures Inc. and is listed on the TSX-Venture Exchange;

3) Marquette Capital Corp., as it was then known, (from September 2000 to January 2003). It is now called Quizzam Media Corp. and is listed on the TSX Venture Exchange under the trading symbol “QQ” and,

4) Tulane Capital Corp. which acquired Fibre-Crown Manufacturing Inc., (from February 2002 to May 2003). Mr. Bajic was a director of Fibre-Crown Manufacturing and was appointed Chief Financial Officer on June 2004. On March 15, 2006, Mr. Bajic resigned as director and Chief Financial Officer Fibre-Crown Manufacturing. Fibre-Crown Manufacturing is listed on the TSX Venture Exchange under the trading symbol “FCM”. Mr. Bajic prepared the Management Discussion and Analysis for the company’s disclosure documents since the company went public. He held that position since June 2004.

From January to November 2004, Mr. Bajic was also an officer (Secretary) for Altus Explorations Inc., which is quoted on the OTC Bulletin Board.

John Hiner, Director

On November 29, 2004, Mr. Hiner was appointed as a director of our company. Mr. Hiner has been involved in the mining industry for over thirty years. From 2000 to 2003 Mr. Hiner operated JEHCORP Inc., a consulting firm to the mining industry. Prior to this, Mr. Hiner was the Vice President of Champion Resources.

Mr. Hiner holds a B.Sc. in geology from San Diego State University, and a M.S. in geology from the Mackay School of Mines, University of Nevada-Reno.

Mr. Hiner’s past experience in other public companies has been as vice president of Champion Resources Inc. and as vice president of Westmont Gold Inc.

As vice president of Champion Resources Inc. in Vancouver, Canada, between 1994 and 2000, Mr. Hiner managed the exploration, fund-raising, and corporate affairs, including the identification and acquisition of an interest in a mineral property in Guinea Bissau, West Africa. Champion Resources was a VSE-listed company with subsidiaries in the United States and

Barbados. Champion Resources was later merged into Redback Mining Ltd, an Australian junior company.

As vice president of Westmont Gold Inc., between 1990 and 1993, a U.S.-based subsidiary of Costain PLC, U.K. Mr. Hiner managed exploration, development, feasibility studies, and corporate activities of Westmont Gold Inc. in Denver, Colorado. From 1984 to 1990, Mr. Hiner was northwest district geologist for Westmont, and was based in Spokane, Washington. Westmont was a privately-held subsidiary of Costain, PLC, which trades on the London Exchange.

Mr. Hiner currently spends approximately 5 hours per week providing services to our company, which represents one-tenth of his working hours. He spends the remainder of his working hours working as the president, chief executive officer and director of Geocom Resources Inc., which he has been since 2003 to present. Geocom Resources Inc. is a publicly traded mineral exploration company active on the OTCBB. Geocom is active in Alaska, Argentina, Chile, and Nevada. Mr. Hiner has managed Geocom since 2003.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.            any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.            any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.            being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.            being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of the board of directors for the year ended March 31, 2005 and the nine (9) months ending December 31, 2005, were conducted by resolutions consented to in writing by the board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, Steve Bajic, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committees because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact the we have not generated any positive cash flows from operations to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 2, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name of Selling Stockholder and Position, Office or Material Relationship with Goldrange Resources, Inc.	Title of Class(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Steve Bajic President, Secretary, Treasurer and Director 806 – 699 Cardero Street Vancouver, British Columbia V6G 3H7	Common Shares	5,000,000	62.1%
John Hiner Director 9443 Axlund Road Lynden, WA 98264	Common Shares	1,000,000	12.4%
538796 BC Ltd. (3) #2 – 5550 East Hastings St. Burnaby, British Columbia V5B 1R3	Common Shares	320,000(3)	3.9%
Martin Bajic(5) 1108 Sherlock Avenue Burnaby, British Columbia V5A 2M6	Common Shares	320,000(6)	3.9%
Mirko Bajic(7) 5523 Oben Street Vancouver, British Columbia V5R 4P2	Common Shares	300,000(8)	3.7%
Tigera Caignon 105 – 3938 Albert Street Burnaby, British Columbia V5C 2E1	Common Shares	312,000 (9)	3.8%
Brigita Traversa 4743 Albert Street Burnaby, British Columbia V5C 2H1	Common Shares	340,000 (10)	4.1%
Joe Traversa 4743 Albert Street Burnaby, British Columbia V5C 2H1	Common Shares	360,000(11)	4.4%
Directors and Officers as a group	Common Shares	6,000,000	74.5%

(1)            Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)	Based on 8,050,000 shares outstanding as of May 2, 2006.

(3)            Gino Ferronato, a director of 538796 BC Ltd., exercises dispositive and voting power with respect to the shares of common stock that 538796 BC Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(4)                  538796 BC Ltd.’s 320,000 shares include 160,000 common shares and 160,000 common share purchase warrants.

(5)	Martin Bajic is a cousin of Steve Bajic.

(6)                   Martin Bajic’s 320,000 shares include 160,000 common shares and 160,000 common share purchase warrants.

(7)	Mirko Bajic is the father of Steve Bajic.

(8)                   Mirko Bajic’s 300,000 shares include 150,000 common shares and 150,000 common share purchase warrants.

(9)                   Tigera Caignon’s 312,000 shares include 156,000 common shares and 156,000 common share purchase warrants.

(10)                Brigita Traversa’s 340,000 shares include 170,000 common shares and 170,000 common share purchase warrants.

(11)                 Joe Traversa’s 360,000 shares include 180,000 common shares and 180,000 common share purchase warrants.

Change in Control

We are unaware of any contract, or other arrangement or provision of our articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares of common stock with a par value of $0.001. As at May 2, 2006 we had 8,050,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Cinnamon Jang Willoughby & Co., Chartered Accountants, to audit our financial statements for the periods ended March 31, 2005 and June 30, 2005. There has been no change in the accountants and no disagreements with Cinnamon Jang Willoughby & Co., Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Goldrange Resources, Inc. included in this registration statement have been audited by Cinnamon Jang Willoughby & Co., Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head office is located at #400-136, 114 West Magnolia Street, Bellingham, WA 98225. The office is provided to us at $120 per month paid to Crown Plaza Executive Suites pursuant to a written agreement dated March 31, 2005. We have use of one office, that measures approximately 200 square feet. We share a common receptionist and office equipment with other companies. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on November 29, 2004. We are an exploration stage company engaged in the exploration and development of specific mineral properties. We currently have the right to earn mineral rights in three mineral claims. These claims, called the Gold Creek property, are located in an area known as the Kamloops Mining Division of British Columbia. We intend to explore the Gold Creek property with a view to exploiting any mineral deposits we discover or selling or otherwise assigning the rights to do so. Our business is limited to the exploration and exploitation of minerals in the Gold Creek property. Maps of this property is included in below under the section entitled “Location and Description of the Property”. There is no assurance that a commercially viable mineral deposit exists on the Gold Creek property.

On February 15, 2005 we obtained our rights in relation to the Gold Creek property through signing a letter agreement with Navasota Resources. While this letter agreement gives us the right to earn 100% of the interest to explore and exploit minerals on the specific claims, these rights are subject to royalty payments and the right held by Navasota to earn back 40% of the mineral rights in the claims.

The royalty payments will be owed to Navasota and will be equal to 2% of the actual proceeds received by our company from any mint, smelter, refinery or other purchaser from the sale of our mineral products or proceeds received from an insurer in respect of our mineral products, after deducting certain expenses related to certain costs to our company of the extraction, preparation and sale of our mineral products.

Earn-back rights are held by Navasota. This means that if our company exercises its right to earn 100% of the mineral rights in the Gold Creek property, Navasota has the right to earn back a 40% interest in the property by making a payment to our company that is equal to 200% of 40% of the amount of money that is spent on the Gold Creek property during the period of the letter agreement.

Navasota acquired its 100% interest in the Gold Creek properties by staking the claims with the government of British Columbia.

For more information concerning the letter agreement, please see the section entitled “Letter Agreement Concerning Mineral Rights on Gold Creek Property” beginning on page 36 of this prospectus and the agreement itself, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

Navasota, from whom we obtained the rights in the Gold Creek property, is a public company listed on the TSX Venture Exchange. Steve Bajic has a business relationship with a director and corporate secretary of Navasota, James T. Gillis, who introduced him to the project. Navasota is currently focusing its attention on other projects, leaving the Gold Creek property available. Goldrange was looking for a property that had had some exploration work already done on it with indications of a possible mineral deposit and the Gold Creek property fit the requirements.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have only recently commenced the initial phase of exploration on the Gold Creek property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Gold Creek property in order to ascertain whether it possesses commercially exploitable quantities of minerals. There can be no assurance that such mineral deposit exists on the Gold Creek property.

Even if we complete our proposed exploration programs on the Gold Creek property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable mineral deposit.

Our Current Business

We are in the business of exploring the Gold Creek Property for any and all economically viable mineral deposits. If we do discover economically viable mineral deposits on the Gold Creek Property, we plan to exploit those deposits or sell or otherwise assign the rights to do so.

The Gold Creek property consists of three (3) adjoining claim blocks, comprising 58 units (each unit measures 25 hectares), approximately 5.6 square miles, on Crown land. The claims have not been legally surveyed and all are within an area called the Kamloops Mining Division, Province of British Columbia, Canada.

Table 1: Gold Creek Claims

Claim Name	Record #	# of Units	Expiry Date*

Gold Creek	394105	20	Aug. 16, 2011
Gold Creek 2	395895	18	Aug. 16, 2011
Gold Creek 3	395896	20	Aug. 16, 2011

Total: 58 units

*These are estimates

Location and Description of the Property

The Gold Creek claims are located 7 kilometers west of North Barriere Lake in the Adams Plateau area of South Central British Columbia, 70 kilometers north of Kamloops, British Columbia.

The Gold Creek property ranges in elevation from 1400 to 1700 metres (0.87 to 1.06 miles) resulting in sub-alpine forests. The west edge is on a high plateau and the remainder on north and east facing slopes. The plateau area is gently rolling with 20% marsh area and rounded rock hills.

The following are maps of our Gold Creek property:

N
YUKON
BRITISH COLUMBIA
CASSIAR
PRINCE RUPERT
PRINCE GEORGE
WILLIAMS LAKE
KAMLOOPS
KELOWNA
VANCOUVER
VICTORIA
TRAIL
BRITISH COLUMBIA
U.S.A.
Pacific Ocean
GOLD CREEK PROPERTY

NAVASOTA RESOURCES LIMITED

GOLD CREEK PROPERTY

FIGURE 1

LOCATION MAP

SCALE: 0 100 200 300 400 500km

DRAWN BY: WILDROCK RESOURCES

DATE: AUGUST 2005

FILENAME: FIGURE1-LOCATION.DWG

291000
292000
293000
294000
5693000
5692000
5691000
5690000
5689000
N
Energite
GOLDCREEK2
395895
GOLDCREEK3
395896
GOLDCREEK
394105
ZONE 11
NAVASOTA RESOURCES LIMITED
GOLD CREEK PROPERTY
FIGURE 2
CLAIM MAP
SCALE:

Access to Property

Much of the area around the claim group has been logged in the last 30 years and there are many passable roads and trails across the property. There is a main road that goes within 10 kilometers of the property and is maintained in the winter. There is also a forestry road that crosses through the claims. The forestry road is in good condition and can be used by most vehicles during the summer months. Winter maintenance of the roads and trails is only performed when logging is taking place. Logging roads and trails cover much of the property and are passable by four wheel drive in the summer.

Exploration History

In the summer of 2004, Navasota conducted a mapping and sampling program on the Gold Creek mining claims. A total of 25 soil samples were collected. Six samples showed traces of gold. A sample from an exposed quartz vein showed traces of quartz. Another sample showed indications of gold, silver, lead and zinc.

A program consisting of the testing of 6 drill hole samples was conducted by Navasota Resources Ltd. in December 2004. Four holes tested traces of gold in the soil in particular areas, one drill hole tested an area where traces of minerals indicated that minerals might be found and one hole tested for minerals at the north end of the property. The drill core samples did not show any notable indications of any presence of commercially exploitable mineral deposits. However, the results are not conclusive of whether any mineral deposits exist in the property. Drilling failed to explain the traces of gold that were found in the soil in the south half of the property. The drill core sample at the north end of the property showed some indications of geological conditions where further exploration for mineral deposits might be warranted.

Under a previous owner, whose identity our company does not know, the claims that are now owned by Goldrange produced 36 tonnes of ore between the years 1936 and 1952, yielding 3732 grams of silver, 1581 kilograms of copper, 1341 kilograms of lead, and 651 kilograms of zinc.

Also under a previous owner, five diamond drill holes were completed on the Gold Creek property in 1984. Traces of pyritic and quartz veined siltstone were found.

Present Condition of the Property

Except one entranceway from an old mine, there are no obvious signs of exploration on the property. The drill core that was removed from the property more recently has been stored in Barriere, British Columbia. The holes that were caused by those drill holes have been plugged and mapped.

Work Conducted By Goldrange

No work has yet been conducted by Goldrange on the property. We plan to begin the implementation of our exploration program in the summer of 2006 because we now have raised some of the funds necessary to do so.

Current State of Exploration

We have not found any reserves of gold or minerals on the Gold Creek claims. We have no estimates and can make no assurances relating to whether any deposits will be found on the Gold Creek claims.

Goldrange’s Proposed Program of Exploration

Based on the results of the exploration that has so far been conducted on our Gold Creek claims, we intend to carry out a program of exploration. The program of exploration will include mapping the claims, drilling to obtain more core samples and examining the core samples for gold and other minerals. The program of exploration will cost approximately $85,000 to $170,000 in the next twelve months.

Letter Agreement Concerning Mineral Rights on Gold Creek Property

On February 15, 2005, we entered into a letter agreement with Navasota Resources Ltd., whereby we acquired the right to earn 100% of Navasota’s mineral rights in three mining claims located in the Kamloops Mining Division of British Columbia. This property is known as the Gold Creek Property. The mineral rights that we may earn, if we exercise the right , will be subject to royalty payments and earn-back rights. The royalty payments will be owed to Navasota and will be equal to 2% of the proceeds received by our company from any purchaser of our mineral products (or insurance proceeds) after deducting certain costs to our company.

Navasota acquired its 100% interest in the Gold Creek properties by staking the claims with the government of British Columbia.

Earn-back rights are held by Navasota. If our company exercises its right to earn 100% of the mineral rights in the Gold Creek property, Navasota has the right to earn back a 40% interest in the property by making a payment to our company that is equal to 80% of the amount of money that is spent on the Gold Creek property during the period of the letter agreement with Navasota Resources.

The following payments are required from us by our Letter Agreement with Navasota:
1.	$5,000 within a period of two (2) months from the date of signing the Agreement, which has been paid;
2.	$10,000 on or before February 15, 2006, which has not yet been paid; and,
3.	$15,000 on or before February 15, 2007, which has not yet been paid.

Technical Committee

Under the letter agreement, until we make all of the payments described above, the Technical Committee will serve as a forum through which our company can consult with Navasota on the design and implementation of programs on the Gold Creek Property. The Technical Committee will evaluate the results of programs conducted on the Gold Creek property and provide the Manager with its recommendations for future work. As of April 10, 2005, the Technical Committee has not been determined and no meetings have been held. The

Technical Committee is dependant on funding from our company that we have not yet allocated and used for that purpose.

Service Agreement

The letter agreement with Navasota Resources, dated February 15, 2005, contemplates a subsequent service agreement to be signed between the parties. This service agreement has been entered into. It is an oral, not written, agreement. Under this oral agreement, Navasota may carry out any specific work programs that Goldrange has committed to fund. Goldrange is entitled to appoint a representative to the exploration team carrying out these specific exploration programs. Goldrange may also carry out separate work programs that will not use the services of Navasota.

Goldrange may, upon notice to Navasota, terminate the services agreement at the end of any exploration program and assume the responsibility of carrying out the work programs.

We may or may not conduct our work programs through the use of Navasota’s services. We may also hire consultants and contractors who are unrelated to Navasota. We may also hire consultants and contractors that have some connection to Navasota but we may hire them independently and not through the Navasota service agreement.

Joint Venture

If and when Navasota makes the payments required for it to earn back 40% of the mineral rights in the Gold Creek property, the parties will be deemed to have established a joint venture for the property. The joint venture will be governed by the terms set out in the letter agreement with Navasota Resources. The purpose of the joint venture will be to explore and, if warranted, develop and operate the Gold Creek property on the terms set out in the letter agreement.

(a)	Management Committee

If the joint venture is established, our company and Navasota will establish a Joint Venture Management Committee. Each party shall be entitled to one member and an alternate on the Management Committee. Each member of the Management Committee will be entitled to a vote equal to its party’s interest percentage in the Gold Creek property. The Management Committee shall supervise and manage the operations of the Manager in respect of the Gold Creek property. The Management Committee will review and approve programs prepared by the Manager.

(b)	The Manager

If the Joint Venture Management Committee is established and we control the largest single interest in the Gold Creek property, our company will be the Manager. For the duration of the Joint Venture, the party with the largest single interest will be entitled to be Manager. If Navasota were to exercise their earn-back rights, we would continue to be the party with the largest single interest at 60%. This could change if Navasota or a third party purchased or earned a significant interest in the property through an agreement with us in the future.

The Manager will be responsible for the daily direction of exploration, development and mining activities on the Gold Creek property. Generally, the Manager will propose draft programs of exploration, development and mining activities for the Joint Venture Management Committee’s consideration and carry out approved programs.

Competitors

The mining industry is intensely competitive. We compete with numerous individuals and companies, including many major mining companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for access to funds. There are other competitors that have operations in the Kamloops area and the presence of these competitors could adversely affect our ability to compete for financing and obtain the service providers, staff or equipment necessary for the exploration and exploitation of our Gold Creek property.

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and exploitation of our Gold Creek property located in Kamloops, British Columbia, Canada. To date, we have not incurred any research or development expenditures on our Gold Creek property.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 9 of this registration statement.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We are an exploration stage mining company engaged in the exploration for gold and other minerals on three mineral claims in the Province of British Columbia. Our company was incorporated in Nevada on November 29, 2004. Our company’s original business purpose was to find and acquire properties that would be suitable for an exploration mining program. We acquired our rights to the claims in British Columbia on February 15, 2005 from Navasota Resources. Our mineral claims span 5.6 square miles in an area near Kamloops, British Columbia. We have not yet conducted any exploration of the property but we plan to ascertain whether the claims possess commercially viable deposits of minerals, including gold, copper, molybdenum, silver and zinc.

Private Placements

On March 31, 2005, in order to proceed with our business plan, we raised funds by way of private placements of equity securities in our company. The offering consisted of 2,050,000 units at a purchase price of $0.05 per unit for total aggregate proceeds of $102,500. Each unit consists of one common share in our common stock, one warrant to purchase one additional share of our common stock at a price of $0.10, with an expiry date of March 31, 2006, and one warrant to purchase one additional share of our common stock at a price of $0.20, with an expiry date of March 31, 2007. The net proceeds received will be used as general, administrative and exploration work program expenses, working capital, property payments and payments of our commitments under the letter agreement with Navasota Resources Ltd.

On November 29,2004 we issued 6,000,000 shares of common stock for gross proceeds of $6,000.

PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 9 of this registration statement.

Our audited and unaudited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

For the next twelve months we intend to carry out a program of exploration, maintain our status with respect to the mineral rights on the Gold Creek properties and become a public company listed on the Over-the-Counter Bulletin Board.

These endeavours will cost approximately $335,000. As of December 31, 2005, we had working capital of $48,996. We have no income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the exploration of our mineral claims are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

Program of Exploration

We estimate that our program of exploration over the next twelve months will cost between $85,000 to $170,000. We have budgeted $20,000 for the gathering of samples through digging trenches on the property, examining those samples and examining an earth sample from the Gold Creek property that we obtained from Navasota. Then, depending on the results the examination of the samples, an additional $65,000-150,000 will be spent completing a larger survey, taking samples of the earth using a large diamond-bit drill and conducting a survey from the air that will examine the topography of the property to a greater extent and possibly indicate where we should explore further.

The sample that we obtained from Navasota is a long sample of the earth that was removed by Navasota using a diamond-bit drill. This provides us with a deep cross-section of the land to examine for minerals.

Maintenance of Claims

Under the terms of a letter agreement with Navasota Resources Ltd., we are obligated to pay to Navasota Resources $10,000 by February 15, 2006 and $15,000 by February 15, 2007.

Becoming and Operating as a public Company

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. However, at the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize. If we do find a market maker and our common stock begins to trade on the Over-the-Counter Bulletin Board, then we will be a public company. This registration statement is our first step toward becoming a public company and it will cost us approximately $44,000.

Once this registration statement becomes effective, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act, 1934, as amended, and will be required to file disclosure documents with the SEC. These disclosure documents will involve legal and accounting fees of approximately $100,000 per year.

Estimated Funding Required During the Next Twelve Months

General and Administrative	$30,000
Work Program	170,000
Working Capital and property payments	35,000
Legal Fees	50,000
Accounting and Auditor’s Fees	50,000
Total	$335,000

                As at December 31, 2005, we had $5,310 in current liabilities. Our financial statements report a net loss of $59,504 for the period from November 29, 2004 (date of inception) to December 31, 2005. Our net loss is primarily due to accounting, legal and management fees. On December 31, 2005, we had a working capital of $48,996.

From November 29, 2004 (date of inception) to December 31, 2005 we spent $5,000 on acquisition of our Gold Creek property and have spent nothing on the exploration of the property to date.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and exploitation of our Gold Creek property located in Kamloops, British Columbia, Canada. To date, we have not incurred any research or development expenditures on our Gold Creek property.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending March 31, 2006.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource and contract for employment as needed.

Off-Balance Sheet Arrangements

The Company has no material exposure to off-balance sheet arrangements; no special purpose entities; nor activities that include non-exchange traded contracts accounted for at fair value.

Future Operations

Presently, our revenues are not sufficient to meet operating and capital expenses and we have incurred operating losses since inception, which are likely to continue for the foreseeable future. We anticipate that we will have negative cash flows during the year ended December 31, 2005, however, we completed a private placement transaction in March 2005, for net proceeds of $102,500. Management anticipates the need to raise additional capital to fund operations over the next twelve months. We intend to raise the capital required to satisfy our needs primarily through the sale of our equity securities or debt. We will attempt to minimize costs until more cash is available through financing or operating activities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the period ended June 30, 2005, our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern in their audit report.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, discovering mineral resources on our properties and, finally, achieving a profitable level of operations either through exploiting deposits of mineral resources that we find or by selling the rights to do so to others.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We plan to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Going Concern Basis

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the inception of our company, we have not been a party to any transaction, proposed transaction, or series of transactions, in which the amount involved exceeds $60,000, in which any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public trading market for our common stock. We do not have any common stock subject to outstanding options and there are 2,050,000 warrants outstanding that are convertible into our common stock. We have agreed to register 4,100,000 shares under the Securities Act for sale by the selling stockholders.

As of the date of this prospectus, our affiliates hold 6,000,000 shares. Pursuant to Rule 144, since the affiliates have held their restricted shares since November 29, 2004, each affiliate may sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of the issued and outstanding shares of our company. Our Company’s issued and outstanding shares, as of May 2, 2006, is 8,050,000. Therefore, an affiliate may sell up to 80,500 shares every three months. If the affiliates are acting in concert, then all restricted securities that they sell will be combined to determine how many shares they are selling.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as they remain as affiliates of our company. Three months after they cease being affiliates of our company, sales may be made after the two year period from the issue date without limitations under Rule 144.

We are registering 4,100,000 shares of our common stock, including 2,050,000 issued and outstanding shares and 2,050,000 shares underlying common stock purchase warrants under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus.

Steve Bajic, our President, Secretary, Treasurer and a director, owns 5,000,000 shares and John Hiner, a director of our company, owns 1,000,000 shares. There are approximately 42 holders of record of our common stock and no holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

From the date of incorporation to March 31, 2005 fiscal year end, we paid Mr. Bajic a total of $2,000 in salary. Since April 1, 2005, we have paid Mr. Bajic $3,000 per month for a total for the fiscal year ended March 2006 of $36,000. For more information about our verbal executive employment agreement with Mr. Bajic, please see the description of the material terms of that agreement below and the written explanation of that oral agreement, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from November 29, 2004 (date of inception) to March 30, 2006. The following table shows the compensation received by our president for the period from November 29, 2004 (date of inception) to March 31, 2006.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)
					Awards		Pay-outs
Name and Principal Position	Year(4)	Salary	Bonus	Other (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Steve Bajic President, Secretary, Treasurer and Director(2)	2005 2006	$2,000 $36,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
John Hiner Director(3)	2005 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)     The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)     Steve Bajic became our president, secretary, treasurer and a director of our company, on November 29, 2004.

(3)	John Hiner became and a director of our company, on November 29, 2004.
(4)	The company was incorporated on November 29, 2004.

Stock Options and Stock Appreciation Rights

Since inception of our company on November 29, 2004, we have not granted any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period from November 29, 2004 (date of inception) to September 30, 2005 to April 10, 2006. We pay Steve Bajic for his services to the company as an executive. For more information on Mr. Bajic’s compensation, please see the section entitled “Executive Compensation” above.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below in the section entitled “Executive Employment Agreement with Mr. Steve Bajic,” we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Executive Employment Agreement with Mr. Steve Bajic

Our executive employment agreement with Mr. Bajic is between our company and LF Ventures Inc. on behalf of Mr. Bajic. LF Ventures Inc. is a company that is wholly owned and operated by Mr. Bajic. Mr. Bajic is employed in his capacity as a President and executive of our company. Under the executive employment agreement, we agree to pay Mr. Bajic three thousand United States dollars per month.

Mr. Bajic’s duties are to perform any required executive duties for the company, as described in our bylaws. Our agreement obliges him to work for our company for approximately twenty hours a week. He is obligated to perform all duties in a professional, ethical and businesslike manner. Mr. Bajic may, under the terms of our executive employment agreement, work for other companies in any capacity.

Mr. Bajic is entitled to sick leave, emergency leave and reimbursement for all reasonable expenses incurred in the performance of his duties for our company.

The term of the executive employment agreement began on March 1, 2005 and it shall continue in effect on an indeterminate basis. The executive employment agreement may be terminated at our company's discretion at any time. If our company does terminate the executive employment agreement, we will be required to pay Mr. Bajic the equivalent of one month of his salary for every year or part of a year that he served as an executive of our company up to the date of termination.

If Mr. Bajic is in breach of any material obligation owed to us under our executive employment agreement, engages in any conduct which is dishonest, criminal or immoral or damages the reputation or standing of our company, then we may terminate the executive employment agreement without notice. In such a situation, we would pay only the salary due up to the date of termination.

The executive employment agreement may also be terminated by Mr. Bajic. To do so, he must provide at least thirty days prior written notice to our company. The executive employment agreement will also terminate if we are acquired or become the non-surviving party in a merger.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.                We plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. If that happens, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Goldrange, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited financial statements pertaining to Goldrange Resources, Inc. are filed as part of this registration statement:

Report of Independent Chartered Accountants dated August 19, 2005, except Note 1 which was revised December 22, 2005

Balance Sheet as at June 30, 2005

Statement of Operations for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Statement of Cash Flows for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Statement of Stockholders’ Equity for the period November 29, 2004 (Date of Incorporation) to June 30, 2005

Notes to Financial Statements

The following unaudited financial statements pertaining to Goldrange Resources, Inc. are filed as part of this registration statement:

Balance Sheet as at December 31, 2005

Statement of Operations for the period November 29, 2004 (Date of Incorporation) to December 31, 2005

Statement of Cash Flows for the period November 29, 2004 (Date of Incorporation) to December 31, 2005

Statement of Stockholders’ Equity for the period ended December 31, 2005

Notes to Financial Statements

F1

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Vancouver, BC

FINANCIAL STATEMENTS

For the Three Months Ended June 30, 2005

F2

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Chartered Accountants

Balance Sheet	Exhibit "A"

Statement of Operations	Exhibit "B"

Statement of Cash Flows	Exhibit "C"

Statement of Stockholders' Deficiency	Exhibit "D"

Notes to Financial Statements	Exhibit "E"

______________________________

F3

Cinnamon Jang Willoughby & Company
Chartered Accountants

A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Goldrange Resources Inc..

(An Exploration Stage Corporation):

We have audited the balance sheet of Goldrange Resources Inc. as at June 30, 2005 and at March 31, 2005 and the statements of stockholders’ operations and changes in stockholders’ equity and cash flows for the three months ended June 30, 2005 and for the period from inception on November 29, 2004 to March 31, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, except as stated above, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2005 and at March 31, 2005 and the results of its operations and its cash flows for the three months ended June 30, 2005 and the period from inception on November 29, 2004 to March 31, 2005 in conformity with generally accepted accounting principles in the United States.

These financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has incurred losses and a deficit. These factors raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans to rectify the capital deficiency and losses are outlined in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Cinnamon Jang Willoughby & Company”

Chartered Accountants

Burnaby, BC

August 19, 2005

F4

Exhibit "A"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Balance Sheet

June 30, 2005

	June 30,	March 31,
Assets	2005	2005

Current:
Cash	$ 85,307	$ 104,576
Prepaid expenses	5,120	-

	$ 90,427	$ 104,576

Liabilities

Current:
Accounts payable and accrued liabilities	$ 3,000	$ 8,000
Due to a shareholder (Note 5)	694	40

	3,694	8,040

Stockholders' Deficiency

Capital Stock:
Authorized -
50,000,000 common shares with par value of $0.001 each
Issued and outstanding -
8,050,000 Common shares (Note 6)	8,050	8,050
Capital in excess of par value	100,450	100,450

	108,500	108,500
Deficit accumulated during the exploration stage, per Exhibit "B"	(21,767)	(11,964)

	86,733	96,536

	$ 90,427	$ 104,576

Approved by the Directors:

_______________________________

_______________________________

F5

Exhibit "B"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Statement of Operations

For the Three Months Ended June 30, 2005 and

For the Period November 29, 2004 (Date of Inception) to June 30, 2005

		For the Three Months Ended June 30, 2005	November 29, 2004 (Date of Inception) to June 30, 2005

Expenses:
Accounting and legal		$-	$4,494
Office and miscellaneous		583	714
Management fees		9,000	11,000
Mineral property cost		-	5,000
Travel		495	834

Net loss before other income		(10,078)	(22,042)

Other income:
Interest		275	275

Net Loss		(9,803)	(21,767)
Deficit, beginning		(11,964)	-

Net Loss, being Deficit , to Exhibit "A"	$	$(21,767)	$(21,767)

Net Loss per Weighted Average Share (Basic and Fully Diluted)		$(0.01)	$(0.01)

- See accompanying notes -

F6

Exhibit "C"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Statement of Cash Flows

For the Three Months Ended June 30, 2005 and

For the Period November 29, 2004 (Date of Inception) to June 30, 2005

	For the Three Months Ended June 30, 2005	November 29, 2004 (Date of Inception) to June 30, 2005

Operating Activities:
Net Income, per Exhibit "B"	$(9,803)	$(21,767)
Changes in non-cash working capital -
Increase (Decrease) in prepaid expenses	(5,120)	(5,120)
Increase (Decrease) in accounts payable and accrued liabilities	(5,000)	3,000
Increase (Decrease) in due to a shareholder	654	694

Cash flows used in operating activities	(19,269)	(23,193)

Financing Activity:
Proceeds from issuance of common shares	-	108,500

Cash flows from financing activity	-	108,500

Net Increase in Cash	104,576	85,307
Cash, beginning	-	-

Cash, ending	$85,307	$85,307

- See accompanying notes -

F7

Exhibit "D"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Statement of Stockholders' Equity

As at June 30, 2005

	Common Shares Number Par Value		Capital In Excess of Par Value	Deficit Accumulated During the exploration stage	Total
Balance, November 29, 2004
(Date of Inception)	-	$-	$-	$-	$-
Private placement	6,000,000	6,000	-	-	6,000
Private placement	2,050,000	2,050	100,450	-	102,500
Net loss for the period	-	-	-	(11,964)	(11,964)
Balance, March 31, 2005	8,050,000	8,050	100,450	(11,964)	96,536
Net loss for the period	-	-	-	(9,803)	(9,803)
Balance, June 30, 2005	8,050,000	$8,050	$100,450	$(21,767)	$86,733

- See accompanying notes -

F8

GOLDRANGE RESOURCES INC.	Exhibit "E"

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

1.	Basis of Presentation and Future Operations:

The company was incorporated under the laws of the State of Nevada on November 29, 2004 as Goldrange Resources Inc. The company's principal business activity is the exploration and development of mineral properties. The company’s fiscal year end is March 31.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a "going concern" “going concern” with the assumption that the company will be able to continue in business for the foreseeable future, and will realize its assets and discharge its liabilities in the normal course of operations rather than through a process of forced liquidation. During the period ended June 30, 2005 the company experienced an operating loss, and operations of the company have been primarily funded by the issuance of share capital. Continued operations of the company are dependent upon the company’s ability to complete further equity financing or generate profitable operations in the future.

The company is fully dependent upon either the future sale of shares or advances or loans from controlling shareholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase. Management has developed a business plan to address the company’s net capital deficiency, which includes raising capital through its current Offering Memorandum.

2.	Accounting Policies:

These financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States applicable to a going concern and reflect the policies outlined below.

a)	Exploration Stage Company

The company complies with Financial Accounting Standards Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the company as pre-exploration stage.

b)	Mineral Properties -

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

c)	Foreign Currency Translation -

Foreign currencies have been converted to U.S. funds at the exchange rates in effect on the dates of the transactions with the exception of current assets and liabilities that have been converted at the year end date.

d)	Income Taxes -

The company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F9

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

2.	Accounting Policies: (Continued)
e)	Basic and Diluted Net Income (Loss) Per Share –

The Company computes net income (loss) per share in accordance with FSAS No. 128 “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury method and convertible preferred shares using the if-converted method. In computing diluted EPS, the average shares price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30 2005 and March 31, 2005, respectively, the Company’s outstanding warrants were anti-dilutive due to operating losses.

f)	Use of Estimates -

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the company may undertake in the future, actual results may differ from the estimates.

g)	Consolidation of Variable Interest Entities –

As per FIN 46(R), Consolidation of Variable Interest Entities, applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special-purpose entities and by non-public entities is required at various dates in 2004 and 2005. There is no impact on the Company’s financial statements.

3.	Financial Instruments:

The company's financial instruments consist of cash, and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of the financial instruments approximate their carrying values, unless otherwise noted.

F10

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

4.	Mineral Property:

Gold Creek, British Columbia	$-

Details of Mineral Property:

Gold Creek Property - Kamloops Mining Division, British Columbia -

On February 15, 2005, the Company entered into an agreement which grants the company the option to purchase a 100% interest in seven mineral claims covering sixty two units in the Gold Creek area of Kamloops, British Columbia. Pursuant to the option agreement the Company paid the vendor $5,000 after completing due diligence. This option is subject to a 2% net smelter return royalty and earn-back rights.

In order to exercise its option the company must make a cash payment of $10,000 on the first anniversary of the agreement and make a cash payment of $15,000 on the second anniversary of the agreement. If the company exercises the option, the vendor has the right to earn-back a 40% interest in the Gold Creek property by making a cash payment to the company in the amount equal to 200% of 40% of the expenditures made on the Gold Creek property during the period of the letter agreement. The company expended $Nil on exploration during the three months ended June 30, 2005.

Costs of exploration, carrying and retaining unproven mineral properties are expensed as incurred.

5.	Due to a Shareholder:
The amount due to a shareholder is unsecured, and bears no interest or fixed terms of repayment.
6.	Share Capital:

Authorized –

8,050,000 Common Shares with par value of $0.001 each

Issued and Outstanding –

Common Shares	Number of shares	Amount
Founders shares	6,000,000	$6,000
Private placement	2,050,000	2,050
Contributed surplus	-	100,450
Balance, June 30, 2005 and March 31, 2005	8,050,000	$108,500

There were no shares issued during the period ended June 30, 2005.

During the year ended March 31, 2005 the company completed private placements for 8,050,000 common shares.

On November 29, 2004, 5,000,000 shares were sold to Steve Bajic, our president, secretary, treasurer, and a director of the company, at $0.001 per share as founders shares. Additionally, 1,000,000 shares were sold to John Hiner, a director of the company, at $0.001 per share as founders shares.

F11

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005
6.	Share Capital (Continued):

On March 31, 2005, the company completed a private placement for 2,050,000 units at $0.05 per unit, for total proceeds of $102,500. Each unit consisted of 1 common share and one warrant to purchase one additional share of our common stock at a price of $0.10 if exercised on or before March 31, 2006, and one warrant to purchase one additional share of our common stock at a price of $0.20 if exercised on or before March 31, 2007.

7.	Deferred Tax Assets:

The significant components of the Company's deferred tax assets are as follows:

June 30, 2005
Deferred Tax Assets
Non-capital loss carryforward	$21,767
Less: valuation allowance for deferred tax asset	(21,767)
$-

8.	Corporate Income Taxes:

At June 30, 2005 the company has accumulated non-capital losses totaling $21,767, which are available to reduce taxable income in future taxation years. The potential benefit arising from these losses has been offset with a full valuation allowance. These losses expire in 2025.

F12

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

June 30, 2005

9.	Related Party Transactions:

	June 30, 2005	November 29, 2004 (Date of Inception) to March 31, 2005

Transactions during the period -
Management Fees	$ 9,000	$ 11,000

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

On March 1, 2005, the Company agreed to pay Steve Bajic a management fee of $3,000 per month commencing April 1, 2005. At June 30, 2005, $3,000 of the management fees are included in accounts payable. This compensation agreement may be terminated by either party on 30 days notice.

On November 29, 2004, we issued 5,000,000 shares of our common stock at $0.001 per share to Steve Bajic, our president, secretary, treasurer and a director of our company, as founder’s shares (Note 6).

On November 29, 2004, we issued 1,000,000 shares of our common stock at $0.001 per share to John Hiner, a director of our company, as founder’s shares (Note 6).

F13

GOLDRANGE RESOURCES INC.

(A Exploration Stage Company)

(U.S. Dollars)

Vancouver, BC

FINANCIAL STATEMENTS

For the Nine Months Ended December 31, 2005

F14

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Balance Sheet	Exhibit "A"

Statement of Operations	Exhibit "B"

Statement of Cash Flows	Exhibit "C"

Statement of Stockholders' Deficiency	Exhibit "D"

Notes to Financial Statements	Exhibit "E"

______________________________

F15

Exhibit "A"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Balance Sheet

(unaudited)

December 31, 2005

	December 31,	March 31,
Assets	2005	2005

Current:
Cash	$54,186	$104,576
Prepaid expenses	120	-

	$54,306	$104,576

Liabilities

Current:
Accounts payable and accrued liabilities	$5,310	$8,000
Due to a shareholder (Note 5)	-	40

	5,310	8,040

Stockholders' Deficiency

Capital Stock:
Authorized -
50,000,000 common shares with par value of $0.001 each
Issued and outstanding -
8,050,000 Common shares	8,050	8,050
Capital in excess of par value	100,450	100,450

	108,500	108,500
Deficit accumulated during the exploration stage, per Exhibit "B"	(59,504)	(11,964)

	48,996	96,536

	$54,306	$104,576

Approved by the Directors:

_______________________________

_______________________________

F16

GOLDRANGE RESOURCES INC.	Exhibit "B"

(An Exploration Stage Company)

(U.S. Dollars)

(unaudited)

For the Nine Months Ended December 31, 2005

	For the Three Months Ended December 31, 2005	For the Period November 29, 2004 to December 31, 2004	For the Nine Months Ended December 31, 2005	Cumulative Since Inception on November 29, 2004
Expenses:
Accounting and legal	9,892	-	17,978	22,380
Bank charges and interest	46	-	92	184
Office and miscellaneous	644	-	1,164	1,745
Management fees	9,000	-	27,000	29,000
Mineral property cost	-	-	-	5,000
Transfer agent and filing fees	1,325	-	1,325	1,325
Travel	-		495	834
Net loss before other income	20,907	-	48,504	60,468
Other Income:
Interest	276	-	964	964
Net Loss	20,631	-	47,540	59,504
Deficit, beginning	38,873	-	11,964	-
Deficit, ending, to Exhibit “A”	$59,504	$-	$59,504	$59,504

- See accompanying notes -

F17

Exhibit "C"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Statement of Cash Flows

(unaudited)

For the Nine Months Ended December 31, 2005

	For the Three Months Ended December 31, 2005	For the Period November 29, 2004 to December 31, 2004	For the Nine Months Ended December 31, 2005	Cumulative Since Inception on November 29, 2004
Operating Activities
Net Loss, per Exhibit "B"	$(20,631)	$-	$(47,540)	$(59,504)
Changes in non-cash working capital -
Prepaid expenses	-	-	(120)	(120)
Accounts payable	2,652	-	(2,690)	5,310
Cash (used in) operating activities	(17,979)	-	(50,350)	(54,314)
Financing Activities:
Due from shareholder	-	-	(40)	-
Issuance of share capital	-	6,000	-	108,500
Cash provided by financing activities	-	6,000	(40)	108,500
Inflow of cash	(17,979)	6,000	(50,390)	54,186
Cash, beginning of period	72,165	-	104,576	-
Cash, end of period	$54,186	$6,000	$54,186	$54,186

- See accompanying notes -

F18

Exhibit "D"

GOLDRANGE RESOURCES INC.

(An Exploration Stage Company)

(U.S. Dollars)

Statement of Stockholders' Equity

(unaudited)

For the Nine Months Ended December 31, 2005

	Common Shares Number Par Value		Capital In Excess of Par Value	Deficit Accumulated During the exploration stage	Total
Balance, March 31, 2005	8,050,000	$8,050	$100,450	$11,964	$96,536
Net loss for the first quarter				9,804	(9,804)
Net loss for the second quarter				17,105	(17,105)
Net loss for the third quarter				20,631	(20,631)
Balance, December 31, 2005	8,050,000	8,050	$100,450	$59,504	$48,996

- See accompanying notes -

F19

GOLDRANGE RESOURCES INC.	Exhibit "E"

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

December 31, 2005

1.	Basis of Presentation:

The company was incorporated under the laws of the State of Nevada on November 29, 2004 as Goldrange Resources Inc. The company's principal business activity is the exploration and development of mineral properties. The company's fiscal year end is March 31.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and are expressed in US dollars.

2.	Going Concern

The financial statements are applicable to a "going concern" with the assumption that the company will be able to continue in business for the forseeable future, and will realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. During the period ended December 31, 2005 the company experienced an operating loss, operations of the company have been primarily funded by the issue of share capital. Continued operations of the company are dependent on the company's ability to complete further equity financing or generate profitable operations in the future.

The Company is fully dependent upon either, future sale of shares or its current management and/or advances or loans from controlling shareholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional shares or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company. It is the intent of management and controlling shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

3.	Accounting Policies:

These financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States applicable to a going concern and reflect the policies outlined below.

a)	Exploration Stage Company

The company complies with Financial Accounting Standards Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the company as exploration stage.

b)	Mineral Properties -

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

c)	Foreign Currency Translation -

Foreign currencies have been converted to U.S. funds at the exchange rates in effect on the dates of the transactions with the exception of current assets and liabilities that have been converted at the year end date. Foreign currency exchange gains and losses are charged to operations. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations.

F20

GOLDRANGE RESOURCES INC.	Exhibit "E"- Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

December 31, 2005

3.	Accounting Policies: (Continued)
	d)	Income Taxes -

The company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

e)	Use of Estimates -

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the company may undertake in the future, actual results may differ from the estimates.

f)	Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less, at the time of issuance, to be cash and cash equivalents.

g)	Concentration of Credit Risk and Guarantee

The Company has no material exposures to off-balance sheet arrangements; no special purpose entities; nor activities that include non-exchange traded contracts accounted for at fair value.

h)	Recent Accounting Pronouncements

1) In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 153 "Exchange of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the company's results of operations or financial position.

2) In December 2004, the FASB issued SFAS No. 123R "Share Based Payment" ("FAS123R") which is a revision of SFAS No. 123 "Accounting for Stock Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transaction in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transaction in which an entity obtains employee services in share based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to

F21

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

December 31, 2005

3.	Accounting Policies: (Continued)

Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instrument issued. Public entities other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have material effect on the Company's results of operations or financial position.

3) In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

4.	Financial Instruments:

The company's financial instruments consist of cash, and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of the financial instruments approximate their carrying values, unless otherwise noted.

The company is exposed to currency risk from transactions undertaken in Canadian dollars. At December 31, 2005, the company did not have monetary assets denominated in Canadian dollars.

5.	Mineral Property:

Gold Creek, British Columbia	$-

Details of Mineral Property:

Gold Creek Property - Kamloops Mining Division, British Columbia -

The Company has entered into an agreement which grants the company the option to purchase a 100% interest in seven mineral claims covering sixty two units in the Gold Creek area of Kamloops, British Columbia.

In order to exercise its option the company must make a cash payment of $10,000 on the first anniversary of the agreement and make a cash payment of $15,000 on the second anniversary of the agreement. The company expended $Nil on exploration during the nine months ended December 31, 2005.

Costs of exploration, carrying and retaining unproven mineral properties are expensed as incurred.

F22

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

December 31, 2005

6.	Due to a Shareholder
The amount due to a shareholder is unsecured, and bears no interest or fixed terms of repayment.
7.	Deferred Tax Assets

          The significant components of the Company's deferred tax assets are as follows:

		December 31, 2005
	Deferred Tax Assets
	Non-capital loss carryforward	$59,504
	Less: valuation allowance for deferred tax asset	(59,504)
		$-
8.	Corporate Income Taxes

At December 31, 2005 the company has accumulated non-capital losses totalling $59,504, which are available to reduce taxable income in future taxation years. The potential benefit arising from these losses has been offset with a full valuation allowance. These losses expire in 2020.

9.	Share Capital:
Authorized -
8,050,000 Common Shares with par value of $0.001 each
Issued and Outstanding –

Common Shares	Number of shares	Amount
Balance – November 29, 2004	6,000,000	$6,000
Private placement less cost of issue	2,050,000	2,050
Contributed surplus	-	100,450
Balance, December 31, 2005	8,050,000	$108,500

During the nine months ended December 31, 2005 the company did not issue and common shares.

During the year ended March 31, 2005 the company completed private placements for 8,050,000 Common Shares.

5,000,000 shares were sold to Steve Bajic, our president, secretary, treasurer and a director of our company, at $0.001 per share on November 29, 2004. 1,000,000 shares were sold to John Hiner, a director of our company at $0.001 per share on November 29, 2004. During an private placement prior to March 31, 2005, 2,050,000 shares were sold at $0.05 each for a total proceed of $ $102,500.

F23

GOLDRANGE RESOURCES INC.	Exhibit "E" - Continued

(An Exploration Stage Company)

(U.S. Dollars)

Notes to Financial Statements

December 31, 2005

10.	Contributed Surplus:

The contributed surplus at December 31, 2005 consists of a premium of $100,450 on the issuance of 2,050,000 common shares.

11.	Related Party Transactions:

	Nine Months Ended December 31, 2005	Period from Inception on November 29, 2004 to March 31, 2005

Transactions during the year -
Management Fees	$27,000	$2,000

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- Indemnification may not be made for any claim, issue or matter as to which such a person has been judged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. This includes the power to defend such persons from all suits or claims as allowable under the provisions of the General Corporate Law of Nevada. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability as the expenses are incurred and before the final disposition of the proceeding in question or repay the amount if a court finds that the director or officer is not entitled to indemnification by the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates.

SEC registration fees	$131
Printing and engraving expenses	$0.00(1)
Accounting fees and expenses	$6,000 (1)

Legal fees and expenses	$35,000 (1)
Transfer agent and registrar fees	$2,000(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$1,000.00(1)
Total	$44,131(1)

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On November 29, 2004, we issued 5,000,000 common shares to Steve Bajic at an offering price of $0.001 per share for gross offering proceeds of $5,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Steve Bajic is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Goldrange Resources, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On November 29, 2004, we issued 1,000,000 shares to John Hiner at an offering price of $0.001 per share for gross offering proceeds of $1,000 relying upon an exemption provided under Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Hiner has confirmed in writing that he was an accredited investor and represented his intention to acquire the securities for investment purposes and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to Mr. Hiner. Mr. Hiner acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On March 31, 2005, 40 purchasers purchased a total of 2,050,000 units of the common stock of our company at a price of $0.05 per share for total aggregate proceeds of $102,500. Each unit consists of one common share in our common stock and two common share purchase warrants. In each unit, one of the warrants has an exercise price of $0.10 and an expiry date of March 31, 2006 and one of the warrants has an exercise price of $0.20 and an expiry date of March 31, 2007. Each warrant entitles the holder, upon exercise, to obtain one share of our company’s common stock. In total, through the private placements, we issued 2,050,000 common shares, 2,050,000 warrants with an exercise price of $0.10 and 2,050,000 warrants with an exercise price of $0.20. The 2,050,000 warrants with an exercise price of $0.10 expired on March 31, 2006.

These private placements were conducted in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by Goldrange Resources, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in the private placement transactions of March 31, 2005, please see the section entitled “Selling Stockholders” on page 17 of the prospectus included in this registration statement.

Item 27 EXHIBITS

The following Exhibits are filed with this prospectus:
Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
4.1	Form of Share Certificate(2)
4.2	Form of Warrant Certificate (1 year at $0.10) (2)
4.3	Form of Warrant Certificate (2 years at $0.20) (2)
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Form of Subscription Agreement with Steve Bajic and John Hiner(1)
10.2	Form of Subscription Agreement with the following investors(1):
	Axxia Management & Consulting Ltd.	Rick Chehil
	538796 BC Ltd.	Carla Dahlen
	Violette Baillargeon	Michelle DeLeon
	Ante Bajic, Jr.	Tim Fernback
	Ante Bajic, Sr.	Chris Gervais

	Jennifer Bajic	James T. Gillis
	Kata Bajic	Marni Gillis
	Marija Bajic	Bill Hubbard
	Marko Bajic	Jaishrey Kartha
	Martin Bajic	Daniel Matwick
	Mira Bajic	Dan McFarland
	Mirko Bajic	Rozana McFarland
	Tom Bajic	Paul Proznick
	Arthur Baran	Laura Robinson
	Bruno Barde	Denny Roman
	Johnny Bevacqua	Mark Suyama
	Marija Buljan	Elizabeth Torry
	Mark Burchak	Brigita Traversa
	Tigera Caignon	Joe Traversa
	Alan Charlton	Laurence Waidmann
10.3	Letter Agreement dated February 15, 2005 with Navasota Resources Ltd. (1)
10.4	Lease Agreement dated March 31, 2005(2)
10.5	Written Description of Verbal Employment Agreement for Mr. Steve Bajic(2)
23.1*	Consent of Cinnamon Jang Willoughby & Co., Chartered Accountants

(1) Previously submitted with our Form SB-2, as filed on September 8, 2005.

(2) Previously submitted with our Form SB-2/A, as filed on February 10, 2006.

* Filed herewith.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)     Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6)      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada.

GOLDRANGE RESOURCES, INC.

/s/ Stave Bajic

By: Steve Bajic, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: May 3, 2006

/s/ John Hiner

By: John Hiner, Director

Dated: May 3, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Steve Bajic as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Steve Bajic

By: Steve Bajic, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: May 3, 2006

/s/ John Hiner

By: John Hiner, Director

Dated: May 3, 2006